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                                                  Exhibit 21.1



                   SUBSIDIARIES OF REGISTRANT

There follows alphabetically a list of domestic and foreign subsidiaries of the registrant as of December 31, 1996. The names of particular subsidiaries which, considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 1996 within the meaning of Regulation S-X, have been omitted:

     State or Other
      Jurisdiction
        in which
   Name of Subsidiary                      Incorporated

Atlantic Research Corporation                Delaware
Casco IMOS Italia S.R.L.                     Italy
Casco Products Corporation                   Delaware
The Centor Company                           Missouri
Chromalloy American Corporation              Delaware
Chromalloy Castings Tampa Corporation        Delaware
Chromalloy Gas Turbine Corporation           Delaware
Chromalloy Gas Turbine France                France
Chromalloy Heavy Industrial Turbines, Ltd.   Delaware
Chromalloy Holland B.V.                      Netherlands
Chromalloy Israel Ltd                        Israel
Chromalloy Men's Apparel, Inc.               Delaware
Chromalloy San Diego Corporation             California
Chromalloy Thailand Ltd                      Thailand
Chromalloy U.K. Ltd.                         England
Chromalloy Wallkill Corp.                    New York
Chromizing, S.A. de C.V.                     Mexico
Jamo Matrizjen B.V.                          Netherlands
Malichaud et CIE S.A.                        France
Materiels Equipements Graphiques             France
Northern Can Systems, Inc.                   Delaware
Sequa Capital Corporation                    New York
Sequa Chemicals Corporation                  Delaware
Sequa Coatings Corporation                   Indiana
Sequa Financial Corporation                  New York
Sequa Receivables Corporation                Delaware
TurboCombustor Technology, Inc.              Florida
Warwick International Group Ltd              England